Exhibit 99.1

August 14, 2017

Net Element Reports Second Quarter 2017 Results

North America Transaction Solutions Segment leads with a 31% increase

MIAMI, FL – (Marketwired) – 08/14/17 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a global financial technology and value-added solutions group that supports electronic payments acceptance in an omni-channel environment spanning across point-of-sale (POS), e-commerce and mobile devices, today reported financial results for the second quarter ended June 30, 2017 and provided an update on recent strategic and operational initiatives.

For the second quarter ended June 30, 2017, net revenues increased 18% to $16.1 million as compared to $13.7 million in the prior year. The increase in net revenues is primarily due to growth in the Company’s North America Transaction Solutions and Online Solutions segments:

●	North America Transaction Solutions Segment: Continued organic growth of SMB merchants in this segment with emphasis on value-added offerings. Revenues for this segment were $13.9 million, a 31% increase over the prior year.

●	Online Solutions Segment: Revenues for this segment were $2 million, a 33% increase over the prior year.

●	Mobile Solutions Segment: As a result of a change in business model previously reported, revenues for this segment were $0.5 million vs $1.8 million, a 71% decrease over the prior year. We expect to maintain a smaller staff at Digital Provider and we have canceled our existing office lease and will consolidate Digital Provider’s physical operations into PayOnline. We also are looking to develop a new business plan for Digital Provider that includes, but is not limited to, a model that requires less working capital than the current pre-pay model and provides for diversified, scalable business.

●	Reduction of Corporate Overhead: The redundancies of our corporate staff at Net Element Russia were eliminated with responsibilities being absorbed by existing PayOnline staff. In addition, Net Element Russia’s Moscow corporate office and apartment leases were cancelled with the consolidation into PayOnline.

Recent Highlights:

●	Centralized international operations;
●	Launched PayOnline platform, which supports electronic commerce in the United States;
●	Launched support for iDeal, the leading payment system in The Netherlands;
●	Expanded payment module to include InSales, a popular omni-channel commerce and CMS platform;
●	Partnered with Payvision in Europe, expands to access to global currencies;
●	Launched payment acceptance for international mobile network operator;
●	Launched “Online Cashier” fiscal cloud-based point of sale solution for Russian merchants;
●	Launched Apple Pay Support in Russia;
●	Launched “Instant Credit” for online merchants

“We are pleased with our continued growth. Our results are a reflection of our ability to deliver growth,” commented Oleg Firer, CEO of Net Element. “We are excited about our strategic initiatives for the remainder of the year as we continue to streamline international operations and reduce operating expenses while managing the strong U.S. growth and expansion.”

Conference Call:

The Company will host a conference call to discuss Second Quarter 2017 financial results and business highlights on August 15, 2016 at 8:30 a.m. ET. The conference call can be accessed live over the phone by dialing +1 (877) 303-9858, or for international callers +1 (408) 337-0139, and referencing conference code 67569957. It is recommended that participants dial in approximately 10 minutes prior to the start of the 8:30 a.m Eastern call.

The call will also be webcast live from http://edge.media-server.com/m/p/kaa6hdp3. Following completion of the call, a recorded replay of the webcast will be available on the www.netelement.com/en/ir website.

Results of Operations for the Three Months Ended June 30, 2017 Compared to the Three Months Ended June 30, 2016

We reported a net loss attributable to stockholders of $1,640,340 or $0.09 per share, for the three months ended June 30, 2017 as compared to a net loss attributable to stockholders of $5,346,448, or $0.46 per share, for the three months ended June 30, 2016. This resulted in a decrease in net loss attributable to stockholders of $3,706,108 primarily due to an increase in revenues, decreases in loss from stock value guarantee, non-cash compensation and interest, partially offset by increased general and administrative expenses.

Eliminating the effects of non-cash compensation and a 2016 stock value guarantee, we reported an adjusted non-GAAP, Net loss attributable to Net Element, Inc. stockholders of $1,511,803 or $0.08 per share for the three months ended June 30, 2017 as compared to an adjusted non-GAAP, Net loss attributable to Net Element, Inc. stockholders of $1,168,998 or $0.10 per share for the three months ended June 30, 2016.

Net revenues consist primarily of payment processing fees. Net revenues were $16,141,041 for the three months ended June 30, 2017 as compared to $13,692,848 for the three months ended June 30, 2016. The increase in net revenue is primarily due to organic growth of merchants in our North American Transaction Solutions segment which resulted in an increase to North American Transaction Solutions segment revenue of $3,208,850 (or 31% increase) for the three months ended June 30, 2017 versus the three months ended June 30, 2016. Increases in our North American Transaction Solutions segment revenue were primarily due to continued growth of merchants with emphasis on value-added offerings. Our Online Solutions segment revenue increased $500,653 (or 33%), from $1,509,208 for the three months ended June 30, 2016 to $2,009,861 for the three months ended June 30, 2017 as we continue to board additional merchants. These improvements were tempered by a $1,261,310 (or 71%) decrease in our Mobile Solutions segment, as we continue to experience increased competition, decreased margins, and liquidity constraints arising from capital needed to prepay for content delivered through our platform.

The following table sets forth our sources of revenues, cost of revenues and gross margins for the three months ended June 30, 2017 and 2016:

Gross Margin Analysis

	Three		Three
	Months Ended		Months Ended		Increase /
Source of Revenues	June 30, 2017	Mix	June 30, 2016	Mix	(Decrease)

North American Transaction Solutions	$13,612,782	84%	$10,403,932	76%	$3,208,850
Mobile Solutions	518,398	3%	1,779,708	13%	(1,261,310)
Online Solutions	2,009,861	13%	1,509,208	11%	500,653
Total	$16,141,041	100%	$13,692,848	100%	$2,448,193

	Three		Three
	Months Ended	% of	Months Ended	% of	Increase /
Cost of Revenues	June 30, 2017	revenues	June 30, 2016	revenues	(Decrease)

North American Transaction Solutions	$11,472,508	84%	$8,967,784	86%	$2,504,724
Mobile Solutions	502,742	97%	1,566,618	88%	(1,063,876)
Online Solutions	1,343,142	67%	950,391	63%	392,751
Total	$13,318,392	83%	$11,484,793	84%	$1,833,599

	Three		Three
	Months Ended	% of	Months Ended	% of	Increase /
Gross Margin	June 30, 2017	revenues	June 30, 2016	revenues	(Decrease)

North American Transaction Solutions	$2,140,274	16%	$1,436,148	14%	$704,126
Mobile Solutions	15,656	3%	213,090	12%	(197,434)
Online Solutions	666,719	33%	558,817	37%	107,902
Total	$2,822,649	17%	$2,208,055	16%	$614,594

Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, purchases of short numbers, interchange expense and processing fees. Cost of revenues for the three months ended June 30, 2017 were $13,318,392 as compared to $11,484,793 for the three months ended June 30, 2016. The $1,833,599 increase in cost of revenues was primarily due to a $2,504,724 increase in our North American Transaction Solutions segment due to an increase in sales volume. There was also a $392,751 increase in cost of revenues resulting from our Online Solutions segment operations also primarily due the costs associated with boarding additional merchants. This was offset by a $1,063,876 decrease in our Mobile Solutions segment cost of revenues, which resulted from the decrease in revenues for our Mobile Solutions segment for the three months ended June 30, 2017.

Gross Margin or the three months ended June 30, 2017 was $2,822,649, or 17% of net revenue, as compared to $2,208,055, or 16% of net revenue, for the three months ended June 30, 2016. The $614,594 increase in gross margin was primarily due to increased volume of processing in North American Transaction Solutions offset by a decrease of $197,434 in Mobile Solutions margin caused by a decrease in business.

Total operating expenses were $4,166,596 for the three months ended June 30, 2017, which consisted of general and administrative expenses of $2,599,178, non-cash compensation expenses of $128,537, provision for bad debts of $865,863, and depreciation and amortization of $573,018. Total operating expenses were $4,983,753 for the three months ended June 30, 2016, which consisted of general and administrative expenses of $1,999,391, non-cash compensation expenses of $2,014,589, provision for bad debts of $125,238, and depreciation and amortization of $844,535.

The components of our general and administrative expenses are discussed below.

General and administrative expenses for the three months ended June 30, 2017 and 2016 consisted of operating expenses not otherwise delineated in our Condensed Consolidated Statements of Operations and Comprehensive Loss and include salaries and benefits, professional fees, rent, travel expense, filing fees, transaction gains, office expenses, communication expense, insurance expense, and other expenses required to run our business, as follows:

Three Months Ended June 30, 2017

Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$464,134	$126,516	$234,950	$547,219	$1,372,819
Professional fees	82,888	19,768	258,535	299,536	660,727
Rent	-	12,121	40,624	83,334	136,079
Business development	986	14	8,768	915	10,683
Travel expense	75,646	1,729	4,165	38,391	119,931
Filing fees	-	-	-	8,508	8,508
Transaction (gains) losses	742	32,228	(9,508)	1,303	24,765
Office expenses	45,956	3,313	24,214	16,058	89,541
Communications expenses	9,864	1,497	29,484	19,743	60,588
Insurance expense	-	-	-	32,235	32,235
Other expenses	1,264	-	1,125	80,913	83,302
Total	$681,480	$197,186	$592,357	$1,128,155	$2,599,178

Three Months Ended June 30, 2016

Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$415,135	$108,772	$142,663	$510,482	$1,177,052
Professional fees	89,268	1,243	217,513	369,299	677,323
Rent	-	832	36,282	97,949	135,063
Business development	12,186	-	40,118	4,056	56,360
Travel expense	49,784	3,220	7,048	29,017	89,069
Filing fees	-	-	-	42,896	42,896
Transaction (gains) losses	-	(328,350)	(23,658)	18,174	(333,834)
Office expenses	27,148	2,127	14,774	22,723	66,772
Communications expenses	16,817	484	11,586	26,175	55,062
Insurance expense	-	-	-	2,658	2,658
Other expenses	270	14	192	30,494	30,970
Total	$610,608	$(211,658)	$446,518	$1,153,923	$1,999,391

Variance

Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$48,999	$17,744	$92,287	$36,737	$195,767
Professional fees	(6,380)	18,525	41,022	(69,763)	(16,596)
Rent	-	11,289	4,342	(14,615)	1,016
Business development	(11,200)	14	(31,350)	(3,141)	(45,677)
Travel expense	25,862	(1,491)	(2,883)	9,374	30,862
Filing fees	-	-	-	(34,388)	(34,388)
Transaction (gains) losses	742	360,578	14,150	(16,871)	358,599
Office expenses	18,808	1,186	9,440	(6,665)	22,769
Communications expenses	(6,953)	1,013	17,898	(6,432)	5,526
Insurance expense	-	-	-	29,577	29,577
Other expenses	994	(14)	933	50,419	52,332
Total	$70,872	$408,844	$145,839	$(25,768)	$599,787

Salaries, benefits, taxes and contractor payments were $1,372,819 for the three months ended June 30, 2017 as compared to $1,177,052 for the three months ended June 30, 2016.

Segment	Salaries and benefits for the three months ended June 30, 2017	Salaries and benefits for the three months ended June 30, 2016	Increase / (Decrease)
North America Transaction Solutions	$464,134	$415,135	$48,999
Mobile Solutions	126,516	108,772	17,744
Online Solutions	234,950	142,663	92,287
Corporate Expenses & Eliminations	547,219	510,482	36,737
Total	$1,372,819	$1,177,052	$195,767

The increase in salaries of $195,767 was due to the North American Transaction Solutions segment salaries increasing $48,999 due to an increase in headcount and sales incentives for key employees. In addition, there were increases of $92,287 and $17,744, respectively, in our Online Solutions and Mobile Solutions segments, which were primarily due to salary increases.

Professional fees were $660,727 for the three months ended June 30, 2017 as compared to $677,323 for the three months ended June 30, 2016.

Three Months Ended June 30, 2017

Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$(20,000)	$-	$3,245	$24,702	$7,947
SEC Compliance Legal Fees	-	-	-	79,035	79,035
Accounting and Auditing	-	-	5,215	97,500	102,715
Tax Compliance and Planning	-	-	-	500	500
Consulting	102,888	19,768	250,075	97,799	470,530
Total	$82,888	$19,768	$258,535	$299,536	$660,727

Three Months Ended June 30, 2016

Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$5,226	$12	$2,507	$43,949	$51,694
SEC Compliance Legal Fees	-	-	-	43,750	43,750
Accounting and Auditing	-	-	-	103,055	103,055
Tax Compliance and Planning	-	-	-	11,000	11,000
Consulting	84,042	1,231	215,006	167,545	467,824
Total	$89,268	$1,243	$217,513	$369,299	$677,323

Variance

Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Increase / (Decrease)
General Legal	$(25,226)	$(12)	$738	$(19,247)	$(43,747)
SEC Compliance Legal Fees	-	-	-	35,285	35,285
Accounting and Auditing	-	-	5,215	(5,555)	(340)
Tax Compliance and Planning	-	-	-	(10,500)	(10,500)
Consulting	18,846	18,537	35,069	(69,746)	2,706
Total	$(6,380)	$18,525	$41,022	$(69,763)	$(16,596)

Professional fees decreased by $16,596 mainly due to a decrease in general legal fees offset by an increase in SEC compliance fees.

Non-cash compensation expense from share-based compensation was $128,537 for the three months ended June 30, 2017, compared to $2,014,589 for the three months ended June 30, 2016. The majority of these expenses were for employee and consultant equity incentives for both periods.

We recorded bad debt expense of $865,863 for the three months ended June 30, 2017 as compared to $125,238 for the three months ended June 30, 2016. For the three months ended June 30, 2017, we recorded a loss which was primarily comprised of $671,580 in ACH rejects and a $194,283 provision from our Russian operations. Of the $671,580 of gross ACH rejects, $347,235 were passed through to independent sales organizations via a reduction in commissions.

For the three months ended June 30, 2016, we recorded a loss which was primarily comprised of $145,588 in ACH rejects offset by a $20,350 recovery from our Russian operations. Of the $145,588 of ACH rejects, $93,812 were passed through to independent sales organizations via a reduction in commissions.

Depreciation and amortization expense consists primarily of the amortization of merchant portfolios plus depreciation expense on fixed assets, client acquisition costs, capitalized software expenses, trademarks, domain names and employee non-compete agreements.  Depreciation and amortization expense was $573,018 for the three months ended June 30, 2017 as compared to $844,535 for the three months ended June 30, 2016. The decrease was due to the full amortization of certain software and merchant portfolio assets during 2016.

Interest expense was $322,052 for the three months ended June 30, 2017 as compared to $438,976 for three months ended June 30, 2016, representing a decrease of $116,924 as follows:

Funding Source	Three months ended June 30, 2017	Three months ended June 30, 2016	Increase / (Decrease)
MBF Notes	$15,516	$28,450	$(12,934)
RBL Notes	220,128	110,342	109,786
Priority Payments Note	24,747	-	24,747
Crede CG III, LTD	-	297,435	(297,435)
Other	61,661	2,749	58,912
Total	$322,052	$438,976	$(116,924)

Other interest expense for the three months ended June 30, 2017 consisted primarily of $37,245 from the financing for the PayOnline Acquisition stock price guarantee and $10,443 resulting from the promissory note entered into on March 1, 2017 with Star Capital Management, LLC. (See Note 12. Related Party Transactions). Additionally, Crede charges in 2016 for imputed interest did not occur during 2017.

The net income attributable to non-controlling interests amounted to $75,081 for three months ended June 30, 2017 as compared to $38,792 for the three months ended June 30, 2016.

Results of Operations for the Six Months Ended June 30, 2017 Compared to the Six Months Ended June 30, 2016

We reported a net loss attributable to stockholders of $4,127,837, or $0.24 per share, for the six months ended June 30, 2017 as compared to a net loss attributable to stockholders of $7,194,167, or $0.63 per share, for the six months ended June 30, 2016. This resulted in a decrease in net loss attributable to stockholders of $3,066,330 primarily due and increase in revenues and a decrease in the loss from stock value guarantee and a decrease in noncash compensation expense.

Eliminating the effects of non-cash compensation in both years and a 2016 stock value guarantee, we reported an adjusted non-GAAP, Net loss attributable to Net Element, Inc. stockholders of $3,402,896 or $0.19 per share for the six months ended June 30, 2017 as compared to an adjusted non-GAAP, Net loss attributable to Net Element, Inc. stockholders of $2,655,733 or $0.23 per share for the three months ended June 30, 2016.

Net revenues consist primarily of payment processing fees. Net revenues were $29,702,982 for the six months ended June 30, 2017 as compared to $24,953,907 for the six months ended June 30, 2016. The increase in net revenue is primarily due to organic growth of merchants in our North American Transaction Solutions segment which resulted in an increase to North American Transaction Solutions segment revenue of $6,321,120 (or 35% increase) for the six months ended June 30, 2017 versus the six months ended June 30, 2016. Our Online Solutions segment revenue increased $825,775 (or 28%), from $2,924,115 for the six months ended June 30, 2016 to $3,749,890 for the six months ended June 30, 2017, primarily due to the boarding of additional merchants. The increases in North American Transaction Solutions and Online Solutions segments were offset by a $2,397,820 (or 64%) decrease in our Mobile Solutions segment, as we continue to experience increased competition, decreased margins, and liquidity constraints arising from capital needed to prepay for content delivered through our platform.

The following table sets forth our sources of revenues, cost of revenues and gross margins for the six months ended June 30, 2017 and 2016:

Gross Margin Analysis

	Six Months		Six Months
	Ended		Ended		Increase /
Source of Revenues	June 30, 2017	Mix	June 30, 2016	Mix	(Decrease)

North American Transaction Solutions	$24,577,701	83%	$18,256,581	73%	$6,321,120
Mobile Solutions	1,375,391	5%	3,773,211	15%	(2,397,820)
Online Solutions	3,749,890	12%	2,924,115	12%	825,775
Total	$29,702,982	100%	$24,953,907	100%	$4,749,075

	Six Months		Six Months
	Ended	% of	Ended	% of	Increase /
Cost of Revenues	June 30, 2017	revenues	June 30, 2016	revenues	(Decrease)

North American Transaction Solutions	$20,933,958	85%	$15,620,817	86%	$5,313,141
Mobile Solutions	1,319,704	96%	3,381,206	90%	(2,061,502)
Online Solutions	2,524,722	67%	1,868,011	64%	656,711
Total	$24,778,384	83%	$20,870,034	84%	$3,908,350

	Six Months		Six Months
	Ended	% of	Ended	% of	Increase /
Gross Margin	June 30, 2017	revenues	June 30, 2016	revenues	(Decrease)

North American Transaction Solutions	$3,643,743	15%	$2,635,764	14%	$1,007,979
Mobile Solutions	55,687	4%	392,005	10%	(336,318)
Online Solutions	1,225,168	33%	1,056,104	36%	169,064
Total	$4,924,598	17%	$4,083,873	16%	$840,725

Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, purchases of short numbers, interchange expense and processing fees. Cost of revenues for the six months ended June 30, 2017 were $24,778,384 as compared to $20,870,034 for the six months ended June 30, 2016. The increase in cost of revenues was primarily due to a $5,313,141 increase in our North American Transaction Solutions segment due to increased sales volume. There was also a $656,711 increase in cost of revenues resulting from our Online Solutions segment operations also primarily due to the boarding of more merchants. This was offset by a $2,061,502 decrease in our Mobile Solutions segment cost of revenues, which resulted from the decrease in sales for our Mobile Solutions segment for the six months ended June 30, 2017.

Gross Margin for the six months ended June 30, 2017 was $4,924,598, or 17% of net revenue, as compared to $4,083,873, or 16% of net revenue, for the six months ended June 30, 2016. The $840,725 increase in gross margin was primarily due to the increased sales volume of processing and business mix in our North American Transaction Solutions offset by a decrease of $336,318 in our Mobile Solutions margin caused from a decrease in business.

Total operating expenses were $8,531,281 for the six months ended June 30, 2017, which consisted of general and administrative expenses of $5,430,338, non-cash compensation expenses of $724,941, provision for bad debts of $1,145,621, and depreciation and amortization of $1,230,381. Total operating expenses were $8,572,829 for the six months ended June 30, 2016, which consisted of general and administrative expenses of $4,087,624, non-cash compensation expenses of $2,375,573, provision for bad debts of $376,979, and depreciation and amortization of $1,732,653.

The components of our general and administrative expenses are discussed below.

General and administrative expenses for the six months ended June 30, 2017 and 2016 consisted of operating expenses not otherwise delineated in our Consolidated Statements of Operations and Comprehensive Loss and include salaries and benefits, professional fees, rent, travel expense, filing fees, transaction gains, office expenses, communication expense, insurance expense, and other expenses required to run our business, as follows:

Six Months Ended June 30, 2017

Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$944,750	$250,334	$456,705	$1,388,739	$3,040,528
Professional fees	250,964	44,839	483,877	554,737	1,334,417
Rent	-	27,288	80,092	181,763	289,143
Business development	2,809	977	17,788	2,496	24,070
Travel expense	112,148	6,826	5,336	90,918	215,228
Filing fees	-	-	-	14,934	14,934
Transaction (gains) losses	742	(17,096)	(6,192)	3,034	(19,512)
Office expenses	98,602	6,025	41,511	91,501	237,639
Communications expenses	23,388	2,197	59,571	40,162	125,318
Insurance expense	-	-	-	76,341	76,341
Other expenses	3,213	-	3,276	85,743	92,232
Total	$1,436,616	$321,390	$1,141,964	$2,530,368	$5,430,338

Six Months Ended June 30, 2016

Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$808,581	$235,937	$255,436	$1,056,044	$2,355,998
Professional fees	222,506	2,548	301,255	675,401	1,201,710
Rent	-	2,318	68,374	200,615	271,307
Business development	20,956	-	64,791	4,648	90,395
Travel expense	91,095	7,095	9,986	37,902	146,078
Filing fees	-	-	-	59,395	59,395
Transaction (gains) losses	-	(383,813)	39,105	25,840	(318,868)
Office expenses	46,747	4,974	26,085	51,439	129,245
Communications expenses	46,978	1,056	15,677	49,309	113,020
Insurance expense	-	-	-	5,784	5,784
Other expenses	21,063	935	333	11,229	33,560
Total	$1,257,926	$(128,950)	$781,042	$2,177,606	$4,087,624

Variance

Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$136,169	$14,397	$201,269	$332,695	$684,530
Professional fees	28,458	42,291	182,622	(120,664)	132,707
Rent	-	24,970	11,718	(18,852)	17,836
Business development	(18,147)	977	(47,003)	(2,152)	(66,325)
Travel expense	21,053	(269)	(4,650)	53,016	69,150
Filing fees	-	-	-	(44,461)	(44,461)
Transaction (gains) losses	742	366,717	(45,297)	(22,806)	299,356
Office expenses	51,855	1,051	15,426	40,062	108,394
Communications expenses	(23,590)	1,141	43,894	(9,147)	12,298
Insurance expense	-	-	-	70,557	70,557
Other expenses	(17,850)	(935)	2,943	74,514	58,672
Total	$178,690	$450,340	$360,922	$352,762	$1,342,714

Salaries, benefits, taxes and contractor payments were $3,040,528 for the six months ended June 30, 2017 as compared to $2,355,998 for the six months ended June 30, 2016.

Segment	Salaries and benefits for the six months ended June 30, 2017	Salaries and benefits for the six months ended June 30, 2016	Increase / (Decrease)
North America Transaction Solutions	$944,750	$808,581	$136,169
Mobile Solutions	250,334	235,937	14,397
Online Solutions	456,705	255,436	201,269
Corporate Expenses & Eliminations	1,388,739	1,056,044	332,695
Total	$3,040,528	$2,355,998	$684,530

The increase in salaries of $684,530 was due primarily to the increase of corporate expenses for a $300,000 discretionary bonus payable to our CEO and approved by the Board of directors. The bonus is payable when cash flow of the business can support the payment. Additionally, North American Transaction Solutions segment salaries increased $136,169 due to an increase in headcount and sales incentives for key employees. There was also an increase of $201,269 and $14,397, respectively in our Online Solutions and Mobile Solutions segments which were primarily due to increasing administrative payroll on PayOnline and unfavorable changes in foreign currency exchange rates.

Professional fees were $1,334,417 for the six months ended June 30, 2017 as compared to $1,201,710 for the six months ended June 30, 2016.

Six Months Ended June 30, 2017

Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$22,599	$-	$3,958	$58,228	$84,785
SEC Compliance Legal Fees	-	-	-	102,785	102,785
Accounting and Auditing	-	-	14,433	210,282	224,715
Tax Compliance and Planning	-	-	-	15,400	15,400
Consulting	228,365	44,839	465,486	168,042	906,732
Total	$250,964	$44,839	$483,877	$554,737	$1,334,417

Six Months Ended June 30, 2016

Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$33,397	$212	$3,020	$68,860	$105,489
SEC Compliance Legal Fees	-	-	-	87,500	87,500
Accounting and Auditing	-	-	578	224,399	224,977
Tax Compliance and Planning	-	-	-	11,000	11,000
Consulting	189,109	2,336	297,657	283,642	772,744
Total	$222,506	$2,548	$301,255	$675,401	$1,201,710

Variance

Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Increase / (Decrease)
General Legal	$(10,798)	$(212)	$938	$(10,632)	$(20,704)
SEC Compliance Legal Fees	-	-	-	15,285	15,285
Accounting and Auditing	-	-	13,855	(14,117)	(262)
Tax Compliance and Planning	-	-	-	4,400	4,400
Consulting	39,256	42,503	167,829	(115,600)	133,988
Total	$28,458	$42,291	$182,622	$(120,664)	$132,707

Professional fees increased by $132,707 mainly due to an increase in Online Solutions segment’s consulting fees of $167,828 offset by a decrease in general legal expenses.

Non-cash compensation expense from share-based compensation was $724,941 for the six months ended June 30, 2017, compared to $2,375,573 for the six months ended June 30, 2016. The majority of these expenses were for employee and consultant incentives in both periods.

We recorded bad debt expense of $1,145,621 for the six months ended June 30, 2017 as compared to $376,979 for the six months ended June 30, 2016. For the six months ended June 30, 2017, we recorded a loss which was primarily comprised of $958,523 in ACH rejects and a $196,551 provision from our Russian operations. Of the $958,523 of ACH rejects, $511,881 were passed through to independent sales organizations that board their merchants with us, offset by $9,453 of rejects obtained through collection procedures.

For the six months ended June 30, 2016, we recorded a loss which was primarily comprised of $409,276 in ACH rejects offset by a $32,397 recovery from our Russian operations. Of the $409,276 of ACH rejects, $168,333 were passed through as a reduction to commissions to independent sales organizations that board their merchants with us.

Depreciation and amortization expense consists primarily of the amortization of merchant portfolios plus depreciation expense on fixed assets, client acquisition costs, capitalized software expenses, trademarks, domain names and employee non-compete agreements.  Depreciation and amortization expense was $1,230,381 for the six months ended June 30, 2017 as compared to $1,732,653 for the six months ended June 30, 2016.

Interest expense was $591,740 for the six months ended June 30, 2017 as compared to $589,414 for six months ended June 30, 2016, representing an increase of $2,325 as follows:

Funding Source	Six months ended June 30 , 2017	Six months ended June 30, 2016	Increase / (Decrease)
MBF Notes	$34,329	$28,450	$5,879
RBL Notes	376,494	258,126	118,368
Priority Payments Note	24,747	-	24,747
Crede CG III, LTD	-	297,435	(297,435)
Other	156,169	5,403	150,766
Total	$591,740	$589,414	$2,325

Other interest costs primarily consisted of $82,377 resulting from the stock price guarantee related to the PayOnline acquisition and $67,602 resulting from the promissory note entered into on March 1, 2017 with Star Capital Management, LLC. See Note 12. Related Party Transactions.

The net income attributable to non-controlling interests amounted to $125,782 for six months ended June 30, 2017 as compared to $76,668 for the six months ended June 30, 2016.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United States generally accepted accounting principles ("GAAP"), the Company provides additional measures of its operating results by disclosing its adjusted net loss. Adjusted net loss is calculated as net loss excluding non-cash share based compensation and other one-time, non-recurring items not present in this year or last year results. Net Element discloses this amount on an aggregate and per share basis. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding of its historical performance through use of a metric that seeks to normalize period-to-period earnings.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and six months ended June 30, 2017 and 2016 is presented in the following Non-GAAP Financial Measures Table.

	GAAP	Share-based Compensation	Loss from Stock Value Guarantee	Adjusted Non-GAAP
Three Months Ended June 30, 2017
Net (loss) income attributable to Net Element Inc stockholders	$(1,640,340)	$128,537	$-	$(1,511,803)
Basic and diluted earnings per share	$(0.09)	$0.01	$-	$(0.08)
Basic and diluted shares used in computing earnings per share	17,715,382			17,715,382

	GAAP	Share-based Compensation	Loss from Stock Value Guarantee	Adjusted Non-GAAP
Three Months Ended June 30, 2016
Net (loss) income attributable to Net Element Inc stockholders	$(5,346,448)	$2,014,589	$2,162,861	$(1,168,998)
Basic and diluted earnings per share	$(0.46)	$0.17	$0.19	$(0.10)
Basic and diluted shares used in computing earnings per share	11,635,434			11,635,434

	GAAP	Share-based Compensation	Loss from Stock Value Guarantee	Adjusted Non-GAAP
Six Months Ended June 30, 2017
Net (loss) income attributable to Net Element Inc stockholders	$(4,127,837)	$724,941	$-	$(3,402,896)
Basic and diluted earnings per share	$(0.24)	$0.04	$-	$(0.19)
Basic and diluted shares used in computing earnings per share	17,099,145			17,099,145

	GAAP	Share-based Compensation	Loss from Stock Value Guarantee	Adjusted Non-GAAP
Six Months Ended June 30, 2016
Net (loss) income attributable to Net Element Inc stockholders	$(7,194,167)	$2,375,573	$2,162,861	$(2,655,733)
Basic and diluted earnings per share	$(0.63)	$0.21	$0.19	$(0.23)
Basic and diluted shares used in computing earnings per share	11,464,434			11,464,434

Additional information regarding Net Element’s results for its second quarter ended June 2017 may be found in Net Element’s quarterly report on Form 10-Q, which was filed with the Security and Exchange Commission (SEC) on August 11, 2017 and may be obtained from the SEC’s Internet website at http://www.sec.gov.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise ("SME") in the U.S. and selected emerging markets. In the U.S. it aims to grow transactional revenue by innovating SME productivity services such as its cloud based, restaurant and retail point-of-sale solution Aptito. Internationally, Net Element's strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions such as UAE, Kazakhstan, Kyrgyzstan and Azerbaijan where initiatives have been recently launched. Net Element was named in 2016 by South Florida Business Journal as one of the fastest growing technology companies.

Further information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$1,274,279	$621,635
Accounts receivable, net	6,007,143	7,126,429
Prepaid expenses and other assets	1,219,524	1,467,897
Total current assets, net	8,500,946	9,215,961
Fixed assets, net	103,239	117,295
Intangible assets, net	3,308,229	3,589,850
Goodwill	9,643,752	9,643,752
Other long term assets	417,574	603,209
Total assets	21,973,740	23,170,067

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	7,516,761	7,510,113
Accrued expenses	4,437,601	5,518,823
Deferred revenue	439,074	1,355,972
Notes payable (current portion)	984,720	808,976
Due to related parties	366,636	299,004
Total current liabilities	13,744,792	15,492,888
Notes payable (net of current portion)	6,253,513	3,615,782
Total liabilities	19,998,305	19,108,670

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Series A convertible preferred stock ($.0001 par value, 1,000,000 shares authorized, no shares issued and outstanding at June 30, 2017 and December 31, 2016)	-	-
Common stock ($.0001 par value, 400,000,000 shares authorized and 17,968,317 and 15,353,494 shares issued and outstanding at June 30, 2017 and December 31, 2016)	1,797	1,535
Paid in capital	166,220,080	163,918,685
Accumulated other comprehensive loss	(2,620,615)	(2,486,616)
Accumulated deficit	(161,570,423)	(157,442,585)
Noncontrolling interest	(55,404)	70,378
Total stockholders' equity	1,975,435	4,061,397
Total liabilities and stockholders' equity	$21,973,740	$23,170,067

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended June 30		Six Months Ended June 30
	2017	2016	2017	2016

Net revenues
Service fees	$15,456,310	$12,117,708	$28,362,086	$21,481,528
Branded content	684,731	1,575,140	1,340,896	3,472,379
Total revenues	16,141,041	13,692,848	29,702,982	24,953,907

Costs and expenses:
Cost of service fees	12,653,556	10,003,934	23,475,543	17,602,087
Cost of branded content	664,836	1,480,859	1,302,841	3,267,947
General and administrative	2,599,178	1,999,391	5,430,338	4,087,624
Non-cash compensation	128,537	2,014,589	724,941	2,375,573
Bad debt expense	865,863	125,238	1,145,621	376,979
Depreciation and amortization	573,018	844,535	1,230,381	1,732,653
Total costs and operating expenses	17,484,988	16,468,546	33,309,665	29,442,863
Loss from operations	(1,343,947)	(2,775,698)	(3,606,683)	(4,488,956)
Interest expense, net	(322,052)	(438,976)	(591,740)	(589,414)
Loss from stock value guarantee	-	(2,162,861)	-	(2,162,861)
Other income (expense)	(49,422)	(7,705)	(55,196)	(29,604)
Net (loss) income before income taxes	(1,715,421)	(5,385,240)	(4,253,619)	(7,270,835)
Income taxes	-	-	-	-
Net loss	(1,715,421)	(5,385,240)	(4,253,619)	(7,270,835)
Net loss attributable to the noncontrolling interest	75,081	38,792	125,782	76,668
Net loss attributable to Net Element, Inc. stockholders	(1,640,340)	(5,346,448)	(4,127,837)	(7,194,167)
Foreign currency translation loss	(146,102)	(496,041)	(133,999)	(525,782)
Comprehensive loss attributable to common stockholders	$(1,786,442)	$(5,842,489)	$(4,261,836)	$(7,719,949)

Loss per share - basic and diluted	$(0.09)	$(0.46)	$(0.24)	$(0.63)

Weighted average number of common shares outstanding - basic and diluted	17,715,382	11,635,434	17,099,145	11,464,434

NET ELEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net loss attributable to Net Element, Inc. stockholders	$(4,127,837)	$(7,194,167)
Adjustments to reconcile net loss to net cash used in operating activities
Non controlling interest	(125,782)	(76,668)
Share based compensation	596,404	2,375,573
Deferred revenue	(916,898)	(417,887)
Provision for bad debts	192,895	-
Depreciation and amortization	1,230,381	1,732,652
Non cash interest	94,248	297,434
Changes in assets and liabilities
Accounts receivable	1,913,135	(331,566)
Prepaid expenses and other assets	284,661	270,932
Accounts payable and accrued expenses	(1,845,161)	1,876,961
Net cash used in operating activities	(2,703,954)	(1,466,736)

Cash flows from investing activities
Client acquisition costs	(966,147)	(741,514)
Receipt of excess reserves and (purchase) of fixed and other assets	180,423	(214,046)
Net cash used in investing activities	(785,724)	(955,560)

Cash flows from financing activities
Proceeds from common stock	1,437,132	-
Proceeds from indebtedness	3,298,792	1,215,000
Repayment of indebtedness	(624,918)	-
Related party advances	-	910,045
Net cash provided by financing activities	4,111,006	2,125,045

Effect of exchange rate changes on cash	31,316	(94,905)
Net increase (decrease) in cash	652,644	(392,156)

Cash at beginning of period	621,635	1,025,747
Cash at end of period	$1,274,279	$633,591

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$397,548	$589,414
Taxes	$64,314	$94,718
Non cash activities:
Share issuance for settlement of unpaid compensation	$-	$1,042,509
Shares issued for redemption of indebtedness	$258,107	$971,871
Shares issued in settlement of advances from board member	$-	$909,285

Contact:

Net Element, Inc.

media@netelement.com

+1 (786) 923-0502